SECURITIES AND EXCHANGE COMMISSION
                      Washington D.C. 20549



                            FORM 8-K



                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934



                 Commission file Number 0-27618



                Date of Report (Date of earliest
                event reported) December 16, 1996

                  COLUMBUS McKINNON CORPORATION
     (Exact name of registrant as specified in its charter)



          NEW YORK                            16-0547600
______________________________________________________________
(State or other jurisdiction of            (I.R.S. Employer
incorporation or organization)             Identification No.)




      140 JOHN JAMES AUDUBON PKWY., AMHERST, NY  14228-1197
______________________________________________________________
      (Address of principal executive offices)   (Zip Code)



                (Registrant's telephone number,
               including area code) (716) 689-5400



                         NOT APPLICABLE
______________________________________________________________
            (Former name, former address and former
           fiscal year, if changed since last report)







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Item 5.  Other Events.

     Columbus McKinnon Corporation ("Parent"), through its majority-owned subsidiary, Spreckels Industries, Inc., now known as Yale Industries, Inc. (the "Company") has completed its tender offer (the "Tender Offer") to purchase for cash, at a price equal to approximately 108.250% of the outstanding principal amount, plus accrued interest, for all $70 million of the Company's
11-1/2% Senior Secured Notes due 2000 (the "Notes").   The Tender
Offer expired at 5:00 p.m., New York City time, on December 13,
1996.

     On the close of the Tender Offer, according to a preliminary count by First Chicago Trust Company of New York, Depositary for the Tender Offer, there were tendered and not withdrawn $69,405,000 of the principal amount of the Notes outstanding.
All such Notes validly tendered according to the terms of the Tender Offer were accepted for payment. Accordingly, the required consents to amend the Indenture dated September 2, 1993, as amended to date, between the Company and Chemical Trust Company of California, as trustee, pursuant to which the Notes were issued (the "Indenture") have been obtained.

     The supplemental indenture providing for the proposed amendments to, among other things, eliminate from the Indenture substantially all restrictive covenants, certain event of default provisions of the Indenture pursuant to which the Notes were issued and all provisions relating to guarantees of the Notes by the Company's subsidiaries and security for the Notes is effective as of December 16, 1996.

     The Change of Control offer to purchase any and all outstanding Notes for 101% of their principal amount which is required pursuant to the provisions of the Indenture remains open and will expire at 5:00 p.m., New York City time, on January 10, 1997.

Item 7.  Exhibits.

          (4) Supplemental Indenture by and between Spreckels Industries, Inc. and Chemical Trust Company of California dated December 16, 1996 amending Indenture for 11-1/2% Senior Secured Notes due 2000 by and between Spreckels Industries, Inc. and Chemical Trust Company of California dated September 2, 1993, as amended.

          (99) Text of press release dated December 16, 1996 issued by the Parent in connection with the above-described transaction.

                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

                              COLUMBUS McKINNON CORPORATION


Date:  December 18, 1996      By /s/Robert L. Montgomery, Jr.
                                    Robert L. Montgomery, Jr.
                                    Executive Vice President and
                                    Chief Financial Officer

                                                        Exhibit 4


                     SUPPLEMENTAL INDENTURE

     THIS SUPPLEMENTAL INDENTURE (the "Supplemental Indenture") is entered into as of the __ day of December, 1996 by and between SPRECKELS INDUSTRIES, INC., a Delaware corporation (the "Company") having its principal place of business at 6805 Morrison Boulevard, Suite 450, One Morrocroft Centre, Charlotte, North Carolina 28211 and CHEMICAL TRUST COMPANY OF CALIFORNIA, a California corporation as Trustee (the "Trustee"), amending and supplementing the Indenture dated as of September 2, 1993 ("Indenture").

                            RECITALS

     The Company and the Trustee are parties to the Indenture and a Supplemental Indenture dated as of September 2, 1993 (the
"First Supplemental Indenture").

     The Company has duly authorized the execution and delivery of this Supplemental Indenture, and all things necessary to make this Supplemental Indenture a valid agreement of the Company have been done.

     This Supplemental Indenture is entered into pursuant to
Section 902 of the Indenture.

     The Company has received the Required Consents of Holders of Securities to effect this Supplemental Indenture pursuant to the Amended and Restated Offer to Purchase and Solicitation of
Consents dated November 29, 1996 (the "Statement").

     NOW, THEREFORE, this Supplemental Indenture witnesseth that it is mutually covenanted and agreed as follows:

     1. Amendment of Indenture. The Indenture is hereby amended as follows:

          a.   The following Definitions are deleted from Article
One of the Indenture:

               "Adjusted Net Assets," "Asset Disposition,"
               "Attributable Debt," "Average Life," "Capital Lease Obligations," "Consolidated Accounts Receivable," Consolidated EBITDA Coverage Ratio," "Consolidated Interest Expense," "Consolidated Inventory," "Consolidated Net Income," "Consolidated Net Tangible Assets," "Consolidated Net Worth," "Consolidated Tangible Net Worth," "Domestic Subsidiary," "EBITDA," "ERISA," "Exchangeable Stock," "Foreign Subsidiary," "Guarantee," "Interest Rate Protection Agreement," "Investment," "issue," "Net Available Cash," "Net Cash Proceeds," "Non-Convertible Capital Stock," "Original Issue Date," "Permitted Investments,"

               "Permitted Liens," "Pledged Stock," "Preferred Stock," "Redeemable Stock," "Restricted Payment," "Revolving Credit Facility," "Sale/Leaseback Transaction," "Secured Debt," "Senior Debt," "Subordinated Obligation," "Subsidiary Debt," "Surplus Land," "Tangible Property," "Trading Day," "Voting Stock."

          b. Subsections (4), (6), (9) and (11) of Section 501 of the Indenture are deleted and the remaining subsections are renumbered consecutively.

          c.   Subsections (2), (3) and (4) of Section 801 of the
Indenture are deleted and Subsection 5 is renumbered as Subsection (2).

          d. Subsections (3), (5) and (7) of Section 901 are deleted in their entirety and the remaining subsections are renumbered consecutively.

          e. Sections 1005 through 1015, inclusive, of the Indenture are deleted in their entirety and shall be of no further force and effect.

          f. Section 1016 of the Indenture is deleted and replaced with the following new Section, which will be renumbered
Section 1005:

               Section 1005.  Reporting Requirements.

               Within thirty (30) days of a written
               request of any Holder, but in no event
               sooner than 105 days following the close of the Company's fiscal year, the Company shall provide to such Holder an unaudited balance sheet and statement of operations and cash flows for the preceding fiscal year and for the first three quarters thereof.

          g. Articles Thirteen and Fourteen of the Indenture are deleted in their entirety and shall be of no further force and effect. All necessary or desirable actions shall be taken to effectuate the deletion of Articles Thirteen and Fourteen of the Indenture, including, without limitation, the release of all security for, and all guarantees of, the Securities.

     2. The parties hereby confirm that each of the amendments set forth in clauses (b), (c), (d) and (e) of Section 1 of the First Supplemental Indenture has previously been terminated pursuant to the terms of Section 2 of the First Supplemental Indenture and, accordingly, confirm that the provisions of the First Supplemental Indenture are deleted in their entirety, the First Supplemental Indenture is of no further force or effect and that, on and as of the date hereof, the Indenture is in effect as if the First Supplemental Indenture had never been executed and delivered.

     3. Notwithstanding an earlier execution date, the amendments contained in this Supplemental Indenture, including but not limited to the authority to release collateral, shall not be effective until the Company has notified the Trustee in writing that it has accepted the Securities to which the Required Consents relate for purchase pursuant to the Offer described in the Statement.

     4. This instrument may be executed in any number of counterparts and in separate counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                              SPRECKELS INDUSTRIES, INC.

                              By /s/Robert L. Montgomery

                              Name  Robert L. Montgomery

                              Title Treasurer


                              CHEMICAL TRUST COMPANY OF
                              CALIFORNIA, as Trustee

                              By  /s/Rose T. Maravilla

                              Name   Rose T. Maravilla

                              Title  Assistant Vice President

Each of the undersigned hereby acknowledges and consents to the foregoing Supplemental Indenture.

                              DUFF-NORTON COMPANY,INC.

                              By /s/Robert L. Montgomery
                                 Treasurer
Attest:

/s/Lois H. Demler

                              MECHANICAL PRODUCTS, INC.

                              By
                                 /s/Robert L. Montgomery
                                 Treasurer
Attest:

/s/Lois H. Demler

                              SPRECKELS INDUSTRIES INTERNATIONAL,
                              LTD.

                              By
                                 /s/Robert L. Montgomery
                                 Treasurer
Attest:

/s/Lois H. Demler

                              SPRECKELS LAND COMPANY, INC.

                              By
                                 /s/Robert L. Montgomery
                                 Treasurer
Attest:

/s/Lois H. Demler

                              MINITEC CORPORATION

                              By
                                 /s/Robert L. Montgomery
                                 Treasurer
Attest:

/s/Lois H. Demler

                              SPRECKELS WATER COMPANY, INC.

                              By
                                 /s/Robert L. Montgomery
                                 Treasurer
Attest:

/s/Lois H. Demler

STATE OF NEW YORK    )
                     )  SS.:
COUNTY OF ERIE       )

          On this 16th day of December, 1996, before me personally came Robert L. Montgomery, Jr., to me known, who, being by me duly sworn, did depose and say that he resides at 5784 Old Lakeshore Road, Lakeview, New York 14095, that he is Treasurer of Spreckels Industries, Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


[SEAL]
                              /s/ Lois H. Demler
                                  Notary Public


STATE OF CALIFORNIA  )
                     )  SS.:
COUNTY OF            )

          On this      day of                , 19  , before me
personally came                                          , to me
known, who, being by me duly sworn, did depose and say that (S)he resides at
                     , that (s)he is                           of
Chemical Trust Company of California, the corporation described in and which executed the foregoing instrument; and that (s)he signed h___ name thereto by order of the Board of Directors of said corporation.


[SEAL]
                              ______________________________
                                    Notary Public


STATE OF CALIFORNIA      )
COUNTY OF SAN FRANCISCO  )


          On December 13, 1996 before me, Lisa Brenten, Notary Public, personally appeared Rose T. Maravilla, personally known to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. WITNESS my hand and official seal.


[SEAL]

                               /s/ Lisa Brenten
                                   Notary Public

                                                       Exhibit 99

           SPRECKELS INDUSTRIES COMPLETES TENDER OFFER
            FOR 11-1/2% SENIOR SECURED NOTES DUE 2000

                                            FOR IMMEDIATE RELEASE
                                                December 16, 1996

AMHERST, NY -- Columbus McKinnon Corporation (Nasdaq-NNM: CMCO) today announced that its majority-owned subsidiary, Spreckels Industries, Inc., now known as Yale Industries,Inc. (Nasdaq-NNM:
YALE) (the "Company"), completed its tender offer (the "Tender Offer") for all $70 million of the Company 11-1/2% Senior Secured Notes due 2000 (the "Notes").

          The Tender Offer expired at 5:00 p.m., New York City time, on December 13, 1996. According to the preliminary count by First Chicago Trust Company of New York, depositary for the Tender Offer, there were tendered and not withdrawn $69,405,000 of the principal amount of Notes outstanding. All such Notes validly tendered according to the terms of the Tender Offer were accepted for payment. Accordingly, the required consents to amend the Indenture governing the Notes (the "Indenture") have been obtained and the supplemental indenture providing for the proposed amendments will be effective.

          The Change of Control offer to purchase any and all outstanding Notes for 101% of their principal amount which is required pursuant to the provisions of the Indenture remains open and will expire at 5:00 p.m., New York City time, on January 10, 1997.

          CONTACT:  Robert L. Montgomery, Jr., Executive Vice
President and Chief Financial Officer of Columbus McKinnon
Corporation, (716) 689-5400

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